Exhibit 23.1

Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61645, 333-37878), on Form S-3 (Registration No. 333-114483) and in the related Prospectus of TOR Minerals International, Inc. of our report dated March 28, 2005, with respect to the 2004 consolidated financial statements included in this Annual Report (Form 10-KSB) of TOR Minerals International, Inc. for the year ended December 31, 2004.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

March 30, 2005